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                                                                    EXHIBIT 23.2

                      CONSENT OF RACHLIN COHEN & HOLTZ LLP


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-8 of our report dated February 15, 2002, which report contained a modification with respect to going concern, relating to the financial statements of Newport International Group, Inc. incorporated by reference into such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                             RACHLIN COHEN & HOLTZ LLP


Fort Lauderdale, Florida
August 14, 2002